SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
     1934

     Date of Report (Date of earliest event reported): February 20, 2002
                                                       -----------------

                               INCALL SYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)


                 NEVADA               000-26183             91-1932068
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     (State or other jurisdiction    (Commission          (IRS Employer
        of incorporation)            File Number)      Identification No.)

                      2764 Lake Sahara Drive, Suite 115
                              Las Vegas, NV 89117
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               (Address of principal executive offices, zip code)


        Registrant's telephone number, including area code (866) 628-5278
                                                           --------------


ITEM 2. Acquisition of Assets.

inCall Systems, Inc., a provider of live online sales assistance for interactive media, announces that it has acquired the assets of privately-held Vocalscape Networks Inc. (www.vocalscape.com).

The acquisition of Vocalscape's Voice over Internet Protocol (VoIP) and electronic Customer Relationship Management (eCRM) solutions is a large component of inCall Systems' strategic growth plan.

inCall Systems acquired the assets of Vocalscape from Blackwater Gold Corporation ("BWG") for a combination of stock and cash. Under the terms of the agreement, inCall Systems will pay $15,000 cash and 300,000 shares, valued at $2.00 per inCall Systems' share, issued under Rule 144 of Regulation S and will carry a 24-month restrictive legend. inCall Systems has the right to repurchase the shares at $2.20 per share for the first 12 months and $2.40 per shares during months 13 to 24. Royalties are payable to Blackwater Gold Corporation by inCall Systems at the rate of 2% of gross revenue reported by inCall Systems for a 24-month period, followed by 1% of gross revenue for a 36-month period (with the maximum cumulative royalties paid in any inCall Systems fiscal year not to exceed $250,000.

inCall Systems will immediately deploy the Vocalscape technology in its own call centers. The Company's new wholly-owned subsidiary, Vocalscape Networks Inc., will begin marketing software licenses to corporations that have their own call centers and require eCRM capabilities to better serve their customers.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         inCall Systems, Inc.
                                         --------------------
                                         (Registrant)

         Date:  March 11, 2002         /s/ Ron McIntyre
                                           ------------
                                           Ron McIntyre, President

         Date:  March 11, 2002         /s/ Marc Crimeni
                                           ------------
                                           Marc Crimeni, Chief Executive
                                           Officer, Chairman of the Board of
                                           Directors